DRS TECHNOLOGIES, INC.

                                   EXHIBIT 11

                 SCHEDULE OF COMPUTATIONS OF PER SHARE EARNINGS

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                                                                                Three Months Ended June 30,
                                                                                --------------------------
                                                                                    1997          1996
                                                                                -----------    -----------
                              PRIMARY

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Net earnings for primary earnings per share .................................   $ 1,343,000    $ 1,120,000
                                                                                ===========    ===========

Weighted average number of shares outstanding ...............................     5,588,000      5,473,000

Add-common equivalent shares (determined using the "treasury stock" method)
representing shares issuable upon exercise of employee stock options ........       221,000        207,000
                                                                                -----------    -----------
Weighted average number of shares used in calculation of
primary earnings per share ..................................................     5,809,000      5,680,000
                                                                                ===========    ===========

Primary earnings per share ..................................................   $      0.23    $      0.20
                                                                                ===========    ===========

                         FULLY DILUTED

Net earnings ................................................................   $ 1,343,000    $ 1,120,000

Add-interest on 8-1/2% Convertible Subordinated
Debentures, net of applicable income taxes ..................................        67,000         65,000

Add-interest on 9% Senior Subordinated Convertible
Debentures, net of applicable income taxes ..................................       358,000        347,000

Add-amortization of deferred issuance costs relating to 9% Senior
Subordinated Convertible Debentures, net of
applicable income taxes .....................................................        39,000         36,000
                                                                                -----------    -----------
Net earnings for fully diluted earnings per share ...........................   $ 1,807,000    $ 1,568,000
                                                                                ===========    ===========

Weighted average number of shares used in calculation of
primary earnings per share ..................................................     5,809,000      5,680,000

Add (deduct) incremental shares representing:

Shares issuable upon exercise of stock options included in
primary earnings per share calculation ......................................      (221,000)      (207,000)

Shares issuable upon exercise of stock options based on
period-end market prices ....................................................       232,000        246,000

Shares issuable upon conversion of 8-1/2% Convertible
Subordinated Debentures .....................................................       333,000        333,000

Shares issuable upon conversion of 9% Senior Subordinated
Convertible Debentures ......................................................     2,825,000      2,825,000
                                                                                -----------    -----------
Weighted average number of shares used in calculation of
fully diluted earnings per share ............................................     8,978,000      8,877,000
                                                                                ===========    ===========

Fully diluted earnings per share ............................................   $      0.20    $      0.18
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